UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 7, 2008

LAUREATE RESOURCES & STEEL INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52781	98-0471111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

245 Park Avenue, 24th Floor New York, NY 10167
(Address of principal executive offices)

(212) 672-1927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or  Completed Interim Review.

On July 7, 2008, Kingston Mines Ltd. (the “Company”) ”), in consultation with the Company’s independent registered public accounting firm, Paritz and Company P.A., concluded that the Company’s financial statements should be restated to correct certain bookkeeping recognition and classification errors. In addition, it was determined that certain Notes to the financial statements should be clarified. The Company’s Chief Financial Officer made these determinations. The recognition and classification issues pertained to legal fees which the Company had agreed to pay on behalf of Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder, which were previously charged to the Company’s loss from discontinued operations during the three months ended February 29, 2008.

The Company’s Chief Financial Officer discussed the matters set forth in this item 4.02(a) with the Company’s independent auditor. The Company will amend and restate its financial statements to reflect the changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LAUREATE RESOURCES & STEEL INDUSTRIES INC.

By:	/s/ Gerald Sullivan
Name: Gerald Sullivan
Title: Chief Financial Officer

Date:  July 11, 2008